Exhibit 10.2
Execution Copy
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
LINN ENERGY, LLC
AND
THE PURCHASERS NAMED HEREIN

i

REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 1, 2007 by and among Linn Energy, LLC, a Delaware limited liability company (“Linn Energy”), and the purchasers named in Schedule 2.01 to this Agreement (each such purchaser a “Purchaser” and, collectively, the “Purchasers”).
     WHEREAS, this Agreement is made in connection with the Closing of the sale of the Purchased Units pursuant to the Unit Purchase Agreement, dated as of May 30, 2007, by and among Linn Energy and the Purchasers (the “Purchase Agreement”); and
     WHEREAS, Linn Energy has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:
     “Agreement” has the meaning specified therefor in the introductory paragraph.
     “Class B Holders” has the meaning specified therefor in Section 2.01(a)(i).
     “Class B/C Registration Statement Effective Date” has the meaning specified therefor in Section 2.01(a)(i).
     “Class C Holder” has the meaning specified therefor in Section 2.01(a)(i).
     “Effectiveness Period” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.
     “Holder” means the record holder of any Registrable Securities.
     “Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Linn Energy” has the meaning specified therefor in the introductory paragraph.
     “Liquidated Damages” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.
     “Liquidated Damages Multiplier” means the product of $33.50 times the number of Units purchased by such Purchaser.

     “Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
     “Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.
     “Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
     “Partners” has the meaning specified therefor in Section 2.02(b) of this Agreement.
     “Placement Agent” means Citigroup Global Markets Inc., RBC Capital Markets Corporation, Lehman Brothers Inc. or Jefferies & Company, Inc.
     “Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.
     “Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.
     “Purchaser Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(o) of this Agreement.
     “Registrable Securities” means: (i) the Purchased Units and (ii) any Units issued as Liquidated Damages pursuant to this Agreement, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.
     “Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Registration Statement” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.
     “Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
     “Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
     Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security when: (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force)

under the Securities Act; (c) such Registrable Security can be disposed of pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act; (d) such Registrable Security is held by Linn Energy or one of its Subsidiaries; or (e) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.
ARTICLE II
REGISTRATION RIGHTS
     Section 2.01 Registration.
          (a) Registration.
                    (i) Deadline To Go Effective. No earlier than the date that a registration statement (the “Class B/C Registration Statement Effective Date”) becomes effective that covers the units (including the units issued upon conversion of the Class B Units) sold in the October 24, 2006 private placement (the holder of such units being the “Class B Holders”) and the units (including the units issued upon conversion of the Class C Units) sold in the February 1, 2007 private placement (the holder of such units being the “Class C Holders”) but no later than 10 days after the Class B/C Registration Statement Effective Date, Linn Energy shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) under the Act with respect to all of the Registrable Securities (the “Registration Statement”). Linn Energy shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 165 days following the Closing Date. A Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by Linn Energy. Linn Energy will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Purchasers or (ii) the date when such Registrable Securities become eligible for resale under Rule 144(k) (or any similar provision then in force) under the Securities Act (the “Effectiveness Period”). The Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
                    (ii) Failure To Go Effective. If the Registration Statement required by Section 2.01 of this Agreement is not declared effective within 165 days after the Closing Date, then each Purchaser shall be entitled to a payment with respect to the Purchased Units of each such Purchaser, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 90 days following the 165th day after the Closing Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). Initially there shall be no limitation on the aggregate amount of the Liquidated Damages payable by Linn Energy under this Agreement to each Purchaser; provided, however, that if there is a change in the Law or accounting principles generally accepted in the United States that would result in the Purchased Units being treated as debt securities instead of equity securities for purposes of Linn Energy’s financial statements, then the aggregate amount of the Liquidated Damages payable by Linn Energy under this Agreement to each Purchaser shall not exceed the maximum amount of the Liquidated Damages Multiplier with respect to such Purchaser allowed for the Purchased Units not to be treated as debt securities for purposes of Linn Energy’s financial statements. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days of the end of each such 30-day period. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds; provided, however, if Linn Energy certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of Linn Energy’s or Linn Energy’s Subsidiaries’ credit facilities or other indebtedness filed as exhibits to the Linn Energy SEC Documents, then Linn Energy may pay the Liquidated Damages in kind in the form of the issuance of additional Units. Upon any issuance of Units as Liquidated Damages, Linn Energy shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Units to such Registration Statement as additional Registrable Securities. The determination of the number of Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume weighted average closing price of the Units (as reported by The Nasdaq Global Market) for the ten (10) trading days immediately preceding the date on which the Liquidated Damages payment is due. The payment of Liquidated Damages to a Purchaser shall cease at such time as the Purchased Units of such Purchaser become eligible for resale under Rule 144(k) under the Securities Act. As soon as practicable following the date that the Registration Statement becomes effective, but in any event within two Business Days of such date, Linn Energy shall provide the Purchasers with written notice of the effectiveness of the Registration Statement.
                    (iii) Waiver of Liquidated Damages. If Linn Energy is unable to cause a Registration Statement to go effective within 165 days following the Closing Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then Linn Energy may request a waiver of the Liquidated Damages, which may be granted or withheld by the consent of the Holders of a majority of the Purchased Units, taken as a whole, in their sole discretion. A Purchaser’s rights (and any transferee’s rights pursuant to Section 2.10 of this Agreement) under this Section 2.01 shall terminate upon the earlier of (i) when all such Registrable Securities are sold by such Purchaser or transferee, as applicable, and (ii) when such Registrable Securities become eligible for resale under Rule 144(k) (or any similar provision then in force) under the Securities Act.
          (b) Delay Rights. Notwithstanding anything to the contrary contained herein, Linn Energy may, upon written notice to any Selling Holder whose Registrable Securities are included in the Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, but such Selling Holder may settle any such sales of Registrable Securities) if (i) Linn Energy is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Linn Energy determines in good faith that Linn Energy’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) Linn Energy has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Linn Energy, would materially adversely affect Linn Energy; provided, however, in no event shall the Purchasers be suspended for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Linn Energy shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
          (c) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and declared effective, if applicable, Linn Energy shall owe the Holders an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under Section 2.01(b) of this Agreement or (y) the day after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted is delivered to the Holders pursuant to Section 3.01 of this Agreement.
     Section 2.02 Piggyback Rights.
          (a) Participation. If at any time Linn Energy proposes to file (i) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01 of this Agreement and the registration statement covering the units held by the Class B Holders and the Class C Holders, or (ii) a registration statement, other than a shelf registration statement, in either case, for the sale of Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than three Business Days prior to the filing of (x) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then Linn Energy shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Linn Energy has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b) of this Agreement. The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by such Holder. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering, except that such Holder shall have one Business Day after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Underwritten Offering in the case of a “bought deal” or “overnight transaction” where no preliminary prospectus is used. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Linn Energy shall determine for any reason not to undertake or to delay such Underwritten Offering, Linn Energy may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Linn Energy of such withdrawal up to and including the time of pricing of such offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder (together with any Affiliates of such Holder) holds less than $25,000,000 of Purchased Units, based on the Commitment Amounts. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to Linn Energy requesting that such Holder not receive notice from Linn Energy of any proposed Underwritten Offering; provided, that such Holder may later revoke any such notice.
          (b) Priority of Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Units included in an Underwritten Offering involving Included Registrable Securities advises Linn Energy, or Linn Energy reasonably determines, that the total amount of Units that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Units offered or the market for the Units, then the Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Linn Energy, or Linn Energy reasonably determines, can be sold without having such adverse effect, with such number to be allocated (i) first, to Linn Energy, and (ii) second, pro rata among (A) Quantum Energy Partners II, LP, a Delaware limited partnership, Clark Partners I, L.P., a New York limited partnership, Kings Highway Investment, LLC, a Connecticut limited liability company and Wauwinet Energy Partners, LLC, a Delaware limited liability company (collectively, the “Partners”), (B) the Class B holders and the Class C Holders and (C) the Selling Holders who have requested participation in such Underwritten Offering. The pro rata allocations for each such Partner, the Class B Holders, the Class C Holders and each such Selling Holder shall be the product of (a) the aggregate number of Units proposed to be sold by all Partners, Class B Holders, Class C Holders and Selling Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Units owned on the Closing Date by such Partner, Class B Holder, Class C Holder or Selling Holder by (y) the aggregate number of Units owned on the Closing Date by all Partners, Class B Holders, Class C Holders and Selling Holders participating in the Underwritten Offering. All participating Selling Holders shall have the opportunity to share pro rata that portion of such priority allocable to any Selling Holder(s) not so participating. Except for the Partners, the Class B Holders, the Class C Holders and certain members of Linn Energy’s management team, as of the date of execution of this Agreement, there are no other Persons with Registration Rights relating to Units other than as described in this Section 2.02(b).
     Section 2.03 Underwritten Offering.
          (a) Request for Underwritten Offering. Any one or more Holders that collectively hold greater than $25 million of Registrable Securities, based on the purchase price per unit under the Purchase Agreement, may deliver written notice to Linn Energy that such Holders wish to dispose of an aggregate of at least $25 million of Registrable Securities, based on the purchase price per unit under the Purchase Agreement, in an Underwritten Offering. Upon receipt of any such written request, Linn Energy shall retain underwriters, effect such sale though an Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and take all reasonable actions as are requested by the Managing Underwriter or Underwriters to expedite or facilitate the disposition of such Registrable Securities; provided, however, Linn Energy management will not be required to participate in any roadshow or similar marketing effort on behalf of any such Holder.
          (b) General Procedures. In connection with any Underwritten Offering under this Agreement, Linn Energy shall be entitled to select the Managing Underwriter or Underwriters. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Linn Energy shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Linn Energy to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Linn Energy or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Linn Energy and the Managing Underwriter; provided, however, that such withdrawal must be made up to and including the time of pricing of such Underwritten Offering. No such withdrawal or abandonment shall affect Linn Energy’s obligation to pay Registration Expenses.

     Section 2.04 Sale Procedures. In connection with its obligations under this Article II, Linn Energy will, as expeditiously as possible:
          (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;
          (b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter at any time shall notify Linn Energy in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, use its commercially reasonable efforts to include such information in such prospectus supplement;
          (c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;
          (d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Linn Energy will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
          (e) promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-

effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;
          (f) immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Linn Energy of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Linn Energy agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
          (g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
          (h) in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for Linn Energy dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Linn Energy’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Selling Holders may reasonably request;

          (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          (j) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Linn Energy personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that Linn Energy need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with Linn Energy satisfactory to Linn Energy (including any confidentiality agreement referenced in Section 8.06 of the Purchase Agreement);
          (k) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Linn Energy are then listed;
          (l) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Linn Energy to enable the Selling Holders to consummate the disposition of such Registrable Securities;
          (m) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and
          (n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities.
          (o) Linn Energy agrees that, if any Purchaser could reasonably be deemed to be an “underwriter”, as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Linn Energy’s securities of any Purchaser pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Purchaser Underwriter Registration Statement”), then Linn Energy will cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to Linn Energy and satisfy its obligations in respect thereof. In addition, at any Purchaser’s request, Linn Energy will furnish to such Purchaser, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter from time to time on such dates as such Purchaser may reasonably request, (i) a letter, dated such date, from Linn Energy’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser, and (ii) an opinion, dated as of such date, of counsel representing Linn Energy for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser; provided, however, that with respect to any Placement Agent, Linn Energy’s obligations with respect to this Section 2.04(o) shall be limited to one time, with an additional bring-down request within 30 days of the date of such documents. Linn Energy will also permit legal counsel to such Purchaser to review and comment upon any such Purchaser Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Purchaser Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects.
     Each Selling Holder, upon receipt of notice from Linn Energy of the happening of any event of the kind described in Section 2.04(e) of this Agreement, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e) of this Agreement or until it is advised in writing by Linn Energy that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Linn Energy, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to Linn Energy (at Linn Energy’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
     If requested by a Purchaser, Linn Energy shall: (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.
     Section 2.05 Cooperation by Holders. Linn Energy shall have no obligation to include in the Registration Statement Units of a Holder, or in an Underwritten Offering pursuant to Section 2.02 of this Agreement Units of a Selling Holder, who has failed to timely furnish such information that, in the opinion of counsel to Linn Energy, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.
     Section 2.06 Restrictions on Public Sale by Holders of Registrable Securities. For a period of 365 days from the Closing Date, each Holder of Registrable Securities who is included in the Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the 30-day period following completion of an Underwritten Offering of equity securities by Linn Energy (except as provided in this Section 2.06); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other Unitholder of Linn Energy on whom a restriction is imposed in connection with such public offering. In addition, the provisions of this Section 2.06 shall not apply with respect to a Holder that (A) owns less than $25,000,000 of Purchased Units, based on the Commitment Amounts, (B) has delivered an Opt Out Notice to Linn Energy pursuant to Section 2.02 hereof or (C) has submitted a notice requesting the inclusion of Registrable Securities in an Underwritten Offering pursuant to Section 2.02 or Section 2.03(a) hereof but is unable to do so as a result of the priority provisions contained in Section 2.02(b) hereof.
     Section 2.07 Expenses.
          (a) Certain Definitions. “Registration Expenses” means all expenses incident to Linn Energy’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The Nasdaq Global Market fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of counsel and independent public accountants for Linn Energy, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.
          (b) Expenses. Linn Energy will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.08 hereof, Linn Energy shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
     Section 2.08 Indemnification.
          (a) By Linn Energy. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, Linn Energy will indemnify and hold harmless each Selling Holder thereunder, its directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Linn Energy will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder, its directors or officers or any underwriter or controlling Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
          (b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Linn Energy, its directors and officers, and each Person, if any, who controls Linn Energy within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from Linn Energy to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
          (c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
          (d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Linn Energy agrees to use its commercially reasonable efforts to:
          (a) make and keep public information regarding Linn Energy available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
          (b) file with the Commission in a timely manner all reports and other documents required of Linn Energy under the Securities Act and the Exchange Act at all times from and after the date hereof; and

          (c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise not available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Linn Energy, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
     Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause Linn Energy to register Registrable Securities granted to the Purchasers by Linn Energy under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or by total return swap; provided, however, that, except with respect to a total return swap, (a) unless such transferee is an Affiliate of such Purchaser, each such transferee or assignee holds Registrable Securities representing at least $25,000,000 of the Purchased Units, based on the Commitment Amounts, (b) Linn Energy is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.
     Section 2.11 Limitation on Subsequent Registration Rights. From and after the date hereof, Linn Energy shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, (i) enter into any agreement with any current or future holder of any securities of Linn Energy that would allow such current or future holder to require Linn Energy to include securities in any registration statement filed by Linn Energy on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder or (ii) grant registration rights to any other Person that would be superior to the Purchasers’ registration rights hereunder.
ARTICLE III
MISCELLANEOUS
     Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:
          (a) if to Purchaser, to the address set forth under that Purchaser’s signature block in accordance with the provisions of this Section 3.01;
          (b) if to a transferee of Purchaser, to such Holder at the address provided pursuant to Section 2.10 hereof; and
          (c) if to Linn Energy, at 600 Travis, Suite 7000, Houston, Texas 77002 (facsimile: 713.223.0888), notice of which is given in accordance with the provisions of this Section 3.01.
     All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

     Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
     Section 3.03 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Linn Energy or any successor or assign of Linn Energy (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.
     Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
     Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     Section 3.08 Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.
     Section 3.09 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
     Section 3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Linn Energy set forth herein. This Agreement, the Purchase Agreement and any Confidentiality Agreement pertaining to the sale of the Purchased Units supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by Linn Energy and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
     Section 3.12 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
     Section 3.13 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Linn Energy shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LINN ENERGY, LLC
By:	/s/ Mark E. Ellis
Mark E. Ellis
Executive Vice President & Chief Operating Officer

[Signature Page to Registration Rights Agreement]

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.
By:	/s/ Kyri Loupis
	Name:	Kyri Loupis
	Title:	Senior Vice President

FIR TREE RECOVERY MASTER FUND LP
By:	Fir Tree, Inc., its investment manager

By:	/s/ Brian Meyer
	Name:	Brian Meyer
	Title:	Authorized Person

FIR TREE VALUE MASTER FUND, LP
By:	Fir Tree, Inc., its investment manager

By:	/s/ Brian Meyer
	Name:	Brian Meyer
	Title:	Authorized Person

CREDIT SUISSE MANAGEMENT LLC
By:	/s/ Shawn Sullivan
	Name:	Shawn Sullivan
	Title:	Managing Director

[Signature Page to Registration Rights Agreement]

CITIGROUP FINANCIAL PRODUCTS INC.
By:	/s/ Bret Engelkemier
	Name:	Bret Engelkemier
	Title:	Managing Director

GRACIE CAPITAL, LP
By:	/s/ Greg Pearson
	Name:	Greg Pearson
	Title:	Chief Financial Officer

GRACIE CAPITAL II, LP
By:	/s/ Greg Pearson
	Name:	Greg Pearson
	Title:	Chief Financial Officer

GRACIE CAPITAL INTERNATIONAL, LTD.
By:	/s/ Greg Pearson
	Name:	Greg Pearson
	Title:	Chief Financial Officer

GRACIE CAPITAL INTERNATIONAL II, LTD.
By:	/s/ Greg Pearson
	Name:	Greg Pearson
	Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

GRACIE CREDIT OPPORTUNITIES MASTER FUND, LP
By:	/s/ Greg Pearson
	Name:	Greg Pearson
	Title:	Chief Financial Officer

GUGGENHEIM PORTFOLIO COMPANY XLII, LLC
By:	/s/ Greg Pearson
	Name:	Greg Pearson
	Title:	Chief Financial Officer

WAYLAND DISTRESSED OPPORTUNITIES FUND I-B, LLC
By:	Wayzata Investment Partners LLC, its Manager

By:	/s/ Blake M. Carlson
	Name:	Blake M. Carlson
	Title:	Authorized Signatory

WAYLAND DISTRESSED OPPORTUNITIES FUND I-C, LLC
By:	Wayzata Investment Partners LLC, its Manager

By:	/s/ Blake M. Carlson
	Name:	Blake M. Carlson
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

WAYLAND OPPORTUNITIES FUND, LLC
By:	Wayzata Investment Partners LLC, its Manager

By:	/s/ Blake M. Carlson
	Name:	Blake M. Carlson
	Title:	Authorized Signatory

STRUCTURED FINANCE AMERICAS LLC
By:	/s/ Jill H. Rathjen
	Name:	Jill H. Rathjen
	Title:	Vice President

STRUCTURED FINANCE AMERICAS LLC
By:	/s/ Sunil Henam
	Name:	Sunil Henam
	Title:	Vice President

BARON INVESTMENT FUNDS TRUST on behalf of the BARON SMALL CAP FUND SERIES
By:	/s/ Illegible
Name:
	Title:	Chief Operating Officer and General Counsel

[Signature Page to Registration Rights Agreement]

UBS AG LONDON BRANCH
By:	/s/ Chris Coward
	Name:	Chris Coward
	Title:	Director

PETER C. GEORGIOPOULOS
By:	/s/ Peter C. Georgiopoulos
	Name:	Peter C. Georgiopoulos
Title:

HARVEST FUND ADVISORS LLC on behalf of HARVEST INFRASTRUCTURE PARTNERS FUND LLC
By:	/s/ Anthony Merhige
	Name:	Anthony Merhige
	Title:	Chief Administrative Officer and General Counsel

HOWARD L. TERRY
By:	/s/ Howard L. Terry
	Name:	Howard L. Terry
Title:

[Signature Page to Registration Rights Agreement]

STROME MLP FUND, L.P.
By:	/s/ P.W.C. Davies
	Name:	P.W.C. Davies
	Title:	Chief Executive Officer

GERALD H. SMITH
By:	/s/ Gerald H. Smith
	Name:	Gerald H. Smith
Title:

[Signature Page to Registration Rights Agreement]